Exhibit 99.1

For further information:

Robert Sigler

Vice President and Chief Financial Officer

586.920.0100

Universal Truckload Services, Inc. to Participate in Wolfe Research Transportation Conference

Warren, MI – May 13, 2009 — Universal Truckload Services, Inc. (NASDAQ: UACL) announced today its participation in the Wolfe Research Global Transportation Conference in New York, New York on Tuesday, May 19, 2009. Universal’s President and CEO Don Cochran will present an overview of the Company.

Universal’s presentation begins at 1:15 PM on Tuesday, May 19, 2009. Presentation material will be available via the internet at http://www.goutsi.com, click on “Investors”. Presentation material will be available through Friday, May 29, 2009. For more information about the presentation, please contact Robert Sigler at (586) 920-0100 or email rsigler@uacl.com.

About Universal:

Universal Truckload Services, Inc. is a primarily non-asset based provider of transportation services to shippers throughout the United States and in the Canadian provinces of Ontario and Quebec. The Company’s trucking services include both flatbed and dry van operations and the Company provides rail-truck and steamship-truck intermodal support services. The Company also offers truck brokerage services.

Some of the statements contained in this press release might be considered forward-looking statements. These statements identify prospective information. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. These forward-looking statements are subject to a number of factors that may cause actual results to differ materially from the expectations described. Additional information about the factors that may adversely affect these forward-looking statements is contained in the Company’s reports and filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.